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                                                                    EXHIBIT 23.1
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                              Consent of KPMG LLP
                              -------------------


The Board of Directors of Bradley Real Estate, Inc.:

We consent to the use of our report dated September 2, 1998 related to the statement of revenues and certain expenses of Clock Tower Plaza for the year ended December 31, 1997, incorporated by reference in the registration statements (Nos. 333-63707, 333-42357, 333-28167, 33-87084, 33-62200, 33-64811
and 333-69131) on Form S-3 of Bradley Real Estate, Inc., the registration statements (No. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc. and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership.



Chicago, Illinois                        /s/ KPMG LLP
February 4, 1999